BASIC AGREEMENT

between
MeKo Laser Material Processing (MeKo) Im Kirchenfelde 12-14 31157 Sarstedt	And	Inspire MD (Inspire) 3 Menorat Hamaor St, 67448 Tel Aviv, Israel

Introduction

This document specifies the details of delivery strategy for electro polished L605 bare metal stents.

1.	MeKo produces electro polished L605 bare metal slants based on the drawings 43-0003-xx and 43-0004-xx with xx as an replacement for: 8 mm, 13 mm, 18 mm, 23 mm, 28 mm, 33 mm, 38 mm

2.
For stock production Inspire will send a "Frame order" of the total amount of each length and design for a quarter [as long as not other defined). For partial order Inspire will send "calls" with the amount of each position with at least 100 pieces each length.

3.	After an initial production time MeKo guarantees the shipment of partial calls from stock within 1 working day (e.g. Call will arrive on Monday the shipment will be sent with UPS at latest on Tuesday)

4.	The prices will base on the quantity of each length ordered in the Frame Order.

5.	MeKo will send a stock overview with each shipment.

6.	As soon as positions run out of parts, a new frame order will be send by Inspire

The prices in Dollars will be as listed below:

Length (mm)	200 pc.	400 pc.	600 pc.	800 pc.	1000 pc.
8	25.7	22.7	21.6	21.1	20.8
13	30.4	27.4	26.4	25.9	25.6
18	35.2	32.1	31.1	30.6	30.3
23	39.9	36.9	35.8	35.3	35.0
28	44.6	41.6	40.6	40.1	39.8
33	49.4	46.3	45.3	44.8	44.5
38	54.1	51.1	50.0	49.5	49.2

Signature of Company MeKo /s/ Dipl.-Ing. Markus Binder
Signature of Inspire MD          /s/ Eli Bar

QUALITY ASSURANCE AGREEMENT

Between

Customer:	InsperMD Ltd.

3 Menorat Hamaor St., Tel-Aviv 67448, Israel

and

Subcontractor:	MeKo Laser Material Processing,

Im Kirchenfelde 12-14, 31157 Sarstedt, Germany

§ 1 Purpose

The purpose of this Quality Assurance Agreement is to address and assign all requirements and responsibilities between the companies to assure the manufacturing and supply of medical products of high quality fulfilling the specifications under reliable and reproducible conditions.

§ 2 Products and scope of subcontracting service

Products: CoCr stent according to specification No. 43-0003-XX and 43-0004-XX

Scope of Service: Laser cutting and Electro-polishing.

Customer is responsible for the design, drawing, specifications etc. with respect to the characteristic, quality requirements and application of the product.

§ 3 Quality Management System of MeKo

MeKo will maintain an ISO 13485 quality system and will immediately inform the customer and discontinue product delivery if it is forfeiting its ISO 13485 certificate.

§ 4 Orders

Customer orders will include or reference to

•	order number and delivery date,
•	drawing number and revision date or number,
•	all specifications and requirements and
•	any additional information,

which are necessary to manufacture the products (see § 2),

MeKo will accept purchase orders only when it has been determined the documents, materials, components, calibrated/maintained/validated equipment and trained personnel, as appropriate, are available to meet the requirements for the scheduled delivery.

§ 5 Raw material and Incoming Inspection

For the products (notified in § 2) MeKo ensures to use only raw material

•	provided by the customer and/or
•	From a qualified supplier. The qualification of the supplier has to be assured either by an ISO 13485 certificate or quality audits performed by MeKo.

MeKo procures the material, MeKo is responsible for the adequate incoming inspection in respect of the material and/or product specifications.

§ 6 Manufacturing

All products shall be manufactured in accordance with the ISO 13485 quality management system of MeKo and the drawing and specification of the customer. In particular (in addition) the following requirements have to be assured:

Laser cutting:

•	Strut width tolerance ± 0.015 mm.
•	Laser cut surfaces/edges burr free and free of oxides etc..

Heat treatment:

•	Each heat treatment of a lot is verified by a tensile test. The strain/stress curve of the tensile test will be supplied with the products.
•	The minimum break elongation for approval is 50%.
•	For L605 material the LowElast process will be applied to the products.

Electro polishing:

•	Electro polished surfaces have to be shiny and smooth without sharp edges, pitting, etc..
•	Strut tolerances after electro polishing ± 0.015 mm.

Passivation:

•	All products have to be passivated in accordance with the MeKo process CorReSurf.

Final Cleaning:

•	All finished products have to undergo a final cleaning process.
•	The final cleaning has to ensure a microscopic cleanness of the surface: particle and residual free products.

§ 7 Final Inspection of Products

MeKo assures the visual inspection of each product (100 % inspection) by utilisation of microscopes with a magnification of 50 x.

The products have to be free off defects according to the specifications and/or failure catalogue. The surfaces have to be free of particles and residuals of the manufacturing process.

The product dimensions are verified during manufacturing whereas the first and the last part of a batch (subset of a lot) are inspected. Only if both parts (the first and the last) are in accordance with the drawing and specification, the batch is released as part of the lot.

§ 8 Labelling and Packaging

The products will be labelled with

•	purchase order number
•	drawing number and drawing revision
•	raw material lot number
•	number of products in a package
•	date of final inspection and name of inspector

The products have to be securely packed to avoid any contamination or harm during transportation.

In particular stents have to be packed in plastic/glass vials and the vial in special cardboard boxes with foam grid inside.

§ 9 Documentation and Shipment

Each product lot will be shipped with the necessary documentation for identification, traceability and proof of conformance with the drawings/specifications including:

•	delivery note with delivery note number (for traceability)
•	Certificate of Conformance (CoC)
•	tensile test graph
•	necessary documents for customs clearance

The products will be shipped via airfreight e.g. by FedEx, UPS or DHL.

MeKo will maintain traceability by accurate, controlled, accessible and secured records of material, manufacturing processes, inspections and returns as applicable and in accordance with the IS013485. Documents will be preserved for a period of 15 years.

§ 10 Changes in Processes

MeKo will inform the customer prior to implementing changes to the production process, which may have an effect to the product quality and which is utilized in manufacturing and inspecting the products including but not limited to changes of material, raw material supplier and equipment.

§ 11 Incoming Inspection at customer side

The customer will perform sample size (AQL ...) or 100 % inspection of the products after receipt of the shipment.

In case of product rejection MeKo has to be informed immediately in writing by fax or email. The delivery note number and the number of rejected products should be notified. The rejection reason has to be described in writing and/or with pictures etc. as precisely as possible to enable MeKo to take corrective actions in the manufacturing or final inspection.

§ 12 Miscellaneous

This Quality Assurance Agreement comprises all quality issues of the products mentioned in § 2, which are necessary in addition to the drawings and specifications released by the customer and sent to MeKo.

Any changes of the provisions of this agreement have to be made in written and signed by both companies.

Signature: /s/ Eli Bar	Signature: /s/ Dipl.-Ing. Markus Binder
Name: Eli Bar	Name: Dipl.-Ing. Markus Binder
Company: InspireMD	Company: Meko